EXHIBIT 4.1

[FACE OF CERTIFICATE - SMG INDIUM RESOURCES LTD.]

UNITS

ITD.U

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 78454K 201

SMG INDIUM RESOURCES LTD.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that

is the owner of

Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.001 per share (“Common Stock”), of SMG INDIUM RESOURCES LTD., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on [ ], 2008 [THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING], and will expire unless exercised before 5:00 p.m., New York City Time, on [----], 2011 [THREE YEARS FROM THE DATE OF THE FINAL PROSPECTUS RELATING THE COMPANY’S INITIAL PUBLIC OFFERING].

The Common Stock and Warrant comprising the Units represented by this certificate, unless the Underwriters inform the Company of an earlier date, are not separately transferable prior to [ ], 2008 [NINETY DAYS FROM THE DATE OF THE FINAL PROSPECTUS RELATING THE COMPANY’S INITIAL PUBLIC OFFERING], provided, however, in no event will the Common Stock and Warrants begin to trade separately until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment or its exercise in full.

The terms of the Warrants are governed by a Warrant Agreement, dated as of [ ], 2008, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[SMG INDIUM RESOURCES LTD.]

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER

(SEAL)

(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

SMG INDIUM RESOURCES LTD.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units, including, as applicable, the Certificate of Incorporation and all amendments thereto, the Warrant Agreement and resolutions of the Board of Directors providing for the issue of Securities (copies of which may be obtained from the secretary of the corporation), to all of which the holder of this certificate by acceptance hereof assets.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ______________Custodian________________
(Cust)     (Minor)
under Uniform Gifts to Minors Act ________________________
                                                                                 (State)

Additional abbreviations may also be used though not in the above list.

For value received ___________________________ , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
___________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
___________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint
___________________________________________________________________________________________________________________
Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By ___________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).